As filed with the Securities and Exchange Commission on March 6, 2025

Registration No. 333-248673

Registration No. 333-278546

Registration No. 333-278807

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1 REGISTRATION STATEMENT 333-248673

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1 REGISTRATION STATEMENT 333-278546

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1 REGISTRATION STATEMENT 333-278807

UNDER THE SECURITIES ACT OF 1933

TFF Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	82-4344737
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

124 Washington Street, Suite 101

Foxborough, MA 02035

(Address and telephone number of registrant’s principal executive offices)

Craig Jalbert
Chief Executive Officer

TFF Pharmaceuticals, Inc.

124 Washington Street, Suite 101

Foxborough, MA 02035

(508) 543-1720

(Name, address and telephone number of agent for service)

Copy to:

Daniel K. Donahue

Greenberg Traurig, LLP

18565 Jamboree Road, Suite 500

Irvine, California 92612

(949) 732-6500

Approximate date of commencement of proposed sale to the public:

Not applicable. This post-effective amendment removes from registration any securities registered under Registration Statements Nos. 333-248673, 333-278546 and 333-278807 that remain unsold.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of a “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the following registration statements on Form S-1 (each a “Registration Statement,” and collectively, the “Registration Statements”), previously filed by TFF Pharmaceuticals, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”):

●	Registration Statement on Form S-1 (No. 333-248673) registering for resale by the selling stockholders named therein 121,946 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), filed with the SEC on September 9, 2020 and declared effective on September 15, 2020;

●	Registration Statement on Form S-1 (No. 333-278546) registering the sale up to $10,437,500 of Common Stock, including Series B Warrants and Pre-Funded Warrants to purchase Common Stock, filed with the SEC on April 8, 2024 and declared effective on April 29, 2024; and

●	Registration Statement on Form S-1 (No. 333-278807) registering for resale by the selling stockholders named therein 147,500 shares of Common Stock, filed with the SEC on April 18, 2024 and declared effective on April 29, 2024.

The share numbers set forth above have been adjusted to reflect a 1-for-25 reverse stock split of the Common Stock effected on December 19, 2023.

As previously disclosed in a Form 8-K filed with the SEC on November 14, 2024, the board of directors of the Company approved the dissolution and liquidation of the Company pursuant to a plan of dissolution (the “Plan of Dissolution”), subject to the approval of the Company’s stockholders. In connection with the foregoing, the Company has determined to terminate the offering of the securities under the Registration Statements. Accordingly, the Company is filing this Post-Effective Amendment No. 1 to terminate the effectiveness of the Registration Statements and to remove from registration any and all of the securities that remain unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foxborough, State of Massachusetts, on this 6th day of March 2025.

TFF PHARMACEUTICALS, INC.

By:	/s/ Craig Jalbert
Craig Jalbert
Chief Executive Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed on March 6, 2025 by the following persons in the capacities indicated.

Signature	Title

/s/ Craig Jalbert	Director
Craig Jalbert

No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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